Exhibit 16.1

November 1, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re: Standard Management Corporation

Gentlemen:

     We have read Item 4.01 of Form 8-K dated November 1, 2004, of Standard Management Corporation and are in agreement with the statements contained in the second, third, fourth and sixth paragraphs on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP
Indianapolis, Indiana

4